CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 25, 2017, relating to the consolidated financial statements of OncoSec Medical Incorporated (the “Company”) as of July 31, 2017 and 2016 and for each of the years in the two-year period ended July 31, 2017 (which report includes an explanatory paragraph relating to the uncertainty of the Company’s ability to continue as a going concern).

/s/ Mayer Hoffman McCann P.C.

San Diego, California

April 6, 2018